EXHIBIT 5.1
[PB LETTERHEAD]
May 1, 2007
First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia 24605
     Re: Registration Statement on Form S-3
Dear Ladies and Gentlemen:
     We have acted as counsel to First Community Bancshares, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 79,111 shares of the Company’s common stock, $1.00 par value per share (the “Shares”). We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.
     In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of: (i) an executed copy of the Registration Statement; (ii) the Company’s Articles of Incorporation and Bylaws; (iii) the minute books and other records of corporate proceedings of the Company and (iv) the Stock Purchase Agreement dated as of November 30, 2006 among the Company, First Community Bank, National Association, Investment Planning Consultants, Inc., and Ronald L. Campbell, Michael S. Patton, Samuel G. Hill and Kirstin N. Chmara (“Stock Purchase Agreement”), as made available to us by officers of the Company, and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Nevada and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company have been duly authorized and reserved for issuance and the Shares will be validly issued, fully paid and non-assessable when issued in accordance with the Stock Purchase Agreement.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Nevada or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

PATTON BOGGS LLP

/s/ Patton Boggs LLP